Exhibit 99.3

Consent of Zhan Guo Weng to Become a Director

The undersigned, Zhan Guo Weng, hereby consents to the use of his name to become a Director of Dragon Pharmaceutical, Inc. in connection with the Registration Statement filed on Form S-4.

Date: June 14, 2004	/s/ ZHAN GUO WENG
Zhan Guo Weng